Digitally Distributed Acquisition Corp.

SUBSCRIPTION AGREEMENT

July 31, 2012

Digitally Distributed Acquisition Corp.
c/o David R. Altshuler, Esq.

15332 Antioch Street #840

Pacific Palisades, California 90272

Ladies and Gentlemen:

The undersigned, Digitally Distributed, LLC, a Delaware limited liability company (“DDLLC”) understands that Digitally Distributed Acquisition Corp., a Delaware corporation (the "Company",), is offering for sale Thirteen Million Five Hundred Thousand (13,500,000) shares of the Company’s common stock (each a “Share”, and, in the aggregate, the "Shares") to the undersigned for the consideration set forth hereinbelow (the “Consideration”). This offering is made pursuant to that certain Letter of Intent executed by and between the undersigned and the Company dated effective as of March 8, 2012 (“the LOI”). The undersigned further understands that the offering is being made without registration of the Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof and the provisions of the LOI, the undersigned hereby irrevocably subscribes for that number of Shares set forth in Exhibit “A” attached hereto for the sum indicated thereon, which is payable as described in Section 4 hereof. The undersigned acknowledges that the Shares, if issued by the Company, may be subject to restrictions on transfer pursuant to the LOI amongst holders of the Shares and the Company.

2. Acceptance of Subscription and Issuance of Shares. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Shares may be allocated among subscribers. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of Shares to he or she would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "State Securities Laws").

3. The Closing(s). The closing of the purchase and sale of the Shares (the "Closing") shall take place at such time and place as the Company and the undersigned shall mutually agree.

4. Consideration for Shares. The Consideration to be paid by the undersigned for the Shares shall consist of the undersigned’s transfer of certain tangible assets and intangible assets (collectively “the Transferred Assets”) which shall be accomplished by the undersigned executing and delivery of a Bill of Sale (in the form and content of Exhibit “A” attached hereto) and an Assignment of Intangible Assets (in the form and content of Exhibit “B” attached hereto) at the Closing, or otherwise as agreed by the Company. The Company shall deliver evidence of the issuance of the Shares to the undersigned at the Closing.

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5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants to the undersigned that:

(a) The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. Prior to the date hereof the Company has conducted no business activity except in connection with its organization and initial financing. The Company has no assets or liabilities other than as contributed to it or incurred by it in connection with such organization.

(b) The Company has duly authorized the issuance and sale of the Shares upon the terms of their offer by all requisite corporate action. The Company has reserved for issuance such number of Shares of as are issuable. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of one hundred million (100,000,000) shares of common stock and twenty five million (25,000,000) shares of preferred stock. Except as provided herein, there are no preferred shares outstanding, and no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any equity interests, or Shares, or any securities or debt exchangeable or convertible into its equity interests other than as provided in the LOI, i.e., the proposed exchange of shares with The Digital Development Group, a Nevada corporation (f/k/a Regency Resources, Inc.).

(c) The Shares, when issued and paid for, will represent validly authorized, duly issued and fully paid and non-assessable Shares of the Company, and the issuance thereof will not conflict with the certificate of incorporation of the Company nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to the Company's shares. The Shares shall have the rights, preferences and privileges set forth in the LOI, and the Company’s articles and by-laws, copies of which have been provided to the undersigned.

(d) There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries or affiliates.

(e) The Company is the sole and exclusive owner of or otherwise has the necessary rights to all of its intellectual property necessary to operate its business as presently conducted or presently proposed to be conducted. No claims have been made by the Company that any person or entity is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property, and, to the Company’s knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Company’s Intellectual Property or any Intellectual Property exclusively licensed by the Company. To the Company’s knowledge, all of the Company’s rights in and to the Company’s Intellectual Property are valid and enforceable. No item of the Company’s Intellectual Property has lapsed, expired, or been abandoned or cancelled, or is subject to any pending or threatened in writing, opposition, cancellation, interference, domain name dispute or other similar proceeding. All of the Company’s registered Intellectual Property is currently in compliance with all legal requirements (including timely payment of all filing, examination and maintenance fees and the timely filing of all required applications and affidavits of working, use and incontestability). No royalties, fees or other payments to any third party are due in respect of any Intellectual Property owned, used or held for use by the Company.

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As such term is used in this Agreement, “Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including source code, executable code, data, databases, and related documentation), (vii) all other proprietary rights, (viii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (ix) all goodwill associated with any of the foregoing, (x) all licenses and sublicenses granted and obtained with respect to any of the foregoing and all rights thereunder, (xi) all remedies against infringement of any of the foregoing, and (xii) all rights to protection of interests in any of the foregoing.

(f) There are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, members, partners, affiliates, or any affiliate thereof.

(g) The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

(h) The Company possesses and/or has applied for all federal, state, local and foreign governmental authorizations, licenses, permits, consents and franchises of any public or governmental regulatory body which are reasonably necessary for the conduct of the business of the Company as now conducted and proposed to be conducted (such authorizations, licenses, permits, consents and franchises, together with any extensions or renewals thereof, being herein referred to collectively as the “Licenses”). All of such Licenses, to the extent issued, are validly issued and in full force and effect, and the Company has fulfilled and performed the obligations with respect thereto to the date hereof and has full power and authority to operate thereunder. No violations have been recorded in respect of those Licenses, and no proceeding is pending or to the knowledge of the Company threatened to revoke or limit any of those Licenses. In addition, the Company (i) has not received any or been made the subject of claims, charges, or investigations, or threats of claims, charges, or investigations alleging the failure of the Company to comply with any federal, state, local, and foreign laws, regulations, ordinances, and orders (including without limitation those relating to environmental protection, conservation, occupational safety and health, and equal employment opportunity); (ii) has never made any illegal payment of any kind, directly or indirectly, including, without limitation, payments, gifts, or gratuities, to any United States or foreign national, any state or local government officials, or their employees or agents; and (iii) has complied with all orders, writs, injunctions and decrees applicable to the Company or to any of the Company’s operations, assets or properties.

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(i) No representation or warranty by the Company in this Agreement, and no statement by any general partner or officer of the Company contained in any document, certificate or other writing furnished to the undersigned in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements herein or therein not misleading in light of the circumstances in which they are made.

6. Representations, Warranties and Covenants of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General:

(i) The undersigned has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder; and,

(ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Shares as an agent or otherwise for any other person.

(iii) The undersigned owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair DDLLC’s ownership or use of such property or assets. With respect to the property and assets it leases, DDLLC is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

(iv) The undersigned is the sole and exclusive owner of or otherwise has the necessary rights to all of its intellectual property necessary to operate its business as presently conducted or presently proposed to be conducted. No claims have been made that any person or entity is infringing, misappropriating, diluting or otherwise violating any of DDLLC’s Intellectual Property, and, to the undersigned’s knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of DDLLC’s Intellectual Property or any Intellectual Property exclusively licensed by DDLLC. To the undersigned’s knowledge, all of DDLLC’s rights in and to DDLLC’s Intellectual Property are valid and enforceable. No item of DDLLC’s Intellectual Property has lapsed, expired, or been abandoned or cancelled, or is subject to any pending or threatened in writing, opposition, cancellation, interference, domain name dispute or other similar proceeding. All of DDLLC’s registered Intellectual Property is currently in compliance with all legal requirements (including timely payment of all filing, examination and maintenance fees and the timely filing of all required applications and affidavits of working, use and incontestability). No royalties, fees or other payments to any third party are due in respect of any Intellectual Property owned, used or held for use by DDLLC.

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(b) Information Concerning the Company:

(i) The undersigned has received a copy of the LOI and each of the Exhibits thereto and referred to herein.

(ii) The undersigned is aware that the Company is a start-up venture with no operating history and is familiar with the business and financial condition, properties, operations and prospects of the Company, all as generally described in materials provided to the undersigned. The undersigned has been given the opportunity to obtain any information necessary to verify the accuracy of the information set forth in the LOI, as well as the Company’s books and records, and has been furnished all such information so requested.

(iii) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, all the undersigned's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(iv) The undersigned understands that the purchase of the Shares involves various risks outlined in this Agreement and the attachments hereto (see “Risk Factors” attached hereto as Exhibit “B”).

(v) The undersigned understands that no federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(vi) The undersigned understands that any estimates and/or projections provided to the undersigned by the Company in connection with its contemplated business activities contain “forward looking statements” as defined therein, and, by their very nature, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such projections or goals will be attained; and that the projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.

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(vii) The undersigned owns the Transferred Assets free and clear of all liens, loans and encumbrances, except such encumbrances and liens which (A) have been disclosed and assumed by the Company and (B) which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of the Transferred Assets.

(c) Status of Undersigned:

(i) The undersigned executive officer executing this Agreement on behalf of DDLLC has such knowledge, skill and experience in business, financial and investment matters so that he or she is capable of evaluating the merits and risks of an investment in the Shares. To the extent necessary, the undersigned has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning Shares.

(ii) The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares. The undersigned acknowledges that he or she has completed Exhibit “A” attached hereto, and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof.

(d) Restrictions on Transfer or Sale of Shares:

(i) The undersigned is acquiring the Shares solely for his or her own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The undersigned understands that the Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The undersigned understands that the Shares are or may be subject to substantial restrictions on transferability as set forth in the LOI, are may be viewed as "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation or intention to register any of the Shares (except for the registration rights granted hereunder), or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the undersigned understands that under the Commission's rules, the undersigned may dispose of the Shares principally only in compliance with the LOI and in a "private placement" which will be exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the undersigned. As a consequence, the undersigned understands that he or she must bear the economic risks of the investment in the Shares for an indefinite period of time.

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(iii) The undersigned understands that there is no public market for the Shares of the Company and such a public market may never develop.

(iv) The undersigned agrees: (A) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to the requirements of the LOI and/or a registration of the Shares, as applicable, under the Securities Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificate(s) for the Shares will bear a legend making reference to the restrictions contained in the LOI; and (C) that the Company and any transfer agent for the Shares shall not be required to give effect to any purported transfer of such Shares except upon compliance with the foregoing restrictions.

(v) The undersigned has not offered or sold any portion of his or her Shares and has no present intention of dividing his or her Shares with others or of reselling or otherwise disposing of any portion of his or her Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

(vi) The undersigned acknowledges that neither the Company nor any other person offered to sell the Shares to it by means of any form of general advertising, such as media advertising or seminars.

(vii) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering and to return the previously paid subscription price of the Shares without interest thereon, to the respective subscribers.

(viii) The undersigned has not used any person as a "Purchaser Representative" within the meaning of SEC Regulation D to represent it in determining whether it should purchase the Shares.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the number of Shares specified herein and of the Company to sell the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

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8. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable.

9. Legend. Each certificate for Shares (sold pursuant to this Agreement) will be imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

10. Brokers. The undersigned has not entered into any agreement to pay any broker's or finder's fee to any Person with respect to this Agreement or the transactions contemplated hereby.

11. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

12. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Company at its principal mailing address15332 Antioch Street #840, Pacific Palisades, California 90272 and to the undersigned at the address that the undersigned shall have specified by notice in writing to the Company.

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17. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

18. Survival. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments described in the LOI which are not material or which are to the benefit of the undersigned, and (iii) the death or disability of the undersigned.

19. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Shares pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

[Signature page to follow.]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on July 31, 2012.

Subscribing Party:	Digitally Distributed, LLC, A Delaware limited liability company

	By	/s/
Joe Q. Bretz, Its Manager

Accepted:	Digitally Distributed Acquisition Corp., A Delaware Corp.

	By:	/s/
Martin W. Greenwald, Its CEO

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